SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2004

Illumina, Inc.

(Exact name of registrant as specified in its charter)

000-30361
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9885 Towne Centre Drive, San Diego, CA 92121
(Address of principal executive offices, with zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
SIGNATURES

Item 2. Acquisition or Disposition of Assets.

     On June 18, 2004, Illumina, Inc. entered into a conditional agreement to sell its land and buildings located in San Diego, California, to Bernardo Property Advisors, Inc. for $42 million and to lease back such property for an initial term of ten years. The sale is subject to certain closing conditions, including the closing of the initial public offering of Common Stock of BioMed Property Trust, Inc., a real estate investment trust formed to succeed to the business of Bernardo Property Advisors. There can be no assurances that these conditions will be satisfied in a timely manner or at all. If the sale is successfully consummated, it would provide Illumina, Inc. approximately $16 million of additional cash after repayment of the existing mortgage.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: July 2, 2004	By:	/s/ TIMOTHY M. KISH

Timothy M. Kish Chief Financial Officer